UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lemont Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

6200 (Primary Standard Industrial Classification Code Number)

47-1601344 (I.R.S. Employer Identification Number)

Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name:Wanjun Xie Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ X ] (Do not check if a smaller reporting company)       Smaller reporting company [ ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares	380,000,000	$0.0001	$38,000	$4.42

1. The 380,000,000 Class A common shares are registered in this registration statement,including 360,000,000 Class A common shares are no public market currently exists, and 2,000,000 Class A common shares is our initial public offering. We anticipate that the initial public offering price will be $0.0001 per share on the OTCBB or any other Securities Exchange.

2. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the proposed maximum agregate offering price of the direct offering.

Delaying Amendment Letter of Lemont Inc

the Company hereby amends the Registration Statement, Form S-1 (File No. 333-200984), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

IV. DEL AM	IV. Separately filed delaying amendment under Securities Act Rule 473 to delay effectiveness of a 1933 Act registration statement	IV. EDGARLink Template 3	IV. XFDL Technical Specification

PART I: INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS

Lemont Inc
Class A Common Share

1. The registrant's name: Lemont Inc

2. The title of securities offered: Class A common share
The amount of securities offered: 380,000,000 shares

3. Lemont Inc. is offering 380,000,000 shares of its Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. This is our initial public offering and no public market currently exists for our shares of Class A common stock.

4. 340,000,000 Class A common shares of Lemont Inc are sold to Lansdale Inc, the price is $0.0001. These securities will be effective after the registered statement will be effective.

20,000,000 Class A common shares are sold to Mr. Jie Du, the price is $0.0001. All these securities are paid by Lansdale Inc. These securities will be effective after the registered statement will be effective.

5. 20,000,000 Class A common can be sold in public market, this is our initial public offering.

6. We have one class of authorized common stock, Class A common stock. Each share of Class A common stock is entitled to one vote per share. Outstanding shares of Class A common stock held by, or subject to voting control by, Lansdale Inc, will represent approximately 90% of the voting power of our outstanding capital stock following this offering.

7. All these class A common shares will be sold by the Corporation, There aren't securities that will be offered by the selling security holder on this registration statement.

8. The total minimum amount of the offering will be 360,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $35,391. Any selling shareholder's net proceeds will be $0.

The total maximum amount of the offering will be 380,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $37,391. Any selling shareholder's net proceeds will be $0.

9. Market for the securities: The OTC Markets and the Nasdaq OTC Market will list the securities offered. The trading symbol(s) for those securities will be applied after the registering statement will be effective.

10. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 5.

11. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

12. All the class A common shares will be sold be the Corporation. The Corporation don't have any underwriters for this offering, There isn't has any underwriting arrangement with the issuer.

13. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

14. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus dated , 2015, is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by the Corporation and no other person has been authorized by the Corporation to use this document to offer or sell any of our securities.

15. Until , 2015 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade shares of our Class A common stock, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

4 Back to Top
Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

The Corporation trade foreign exchange, gold and or silver. We believe that the Corporation can gain profit when we have been trading foreign exchange, gold and or silver, so we issue our securities to public. But we don't guarantee that the Corporation can gain profit when we have been trading foreign exchange, gold and or silver.

Raise the Corporation's capital from the public markets isn't our important purpose of the initial public offering, but we believe the Corporation will growing up continually, so Lansdale Inc will hold about 90% shares of the Corporation, and small part shares of the Corporation will be initial public offer to the public markets. Wanjun Xie and Liuyan Li own indirectly the shares of the Corporation, and own directly the shares of Lansdale Inc.

Risk Factors

Risk Factors for Trading Purposes

Our business or proposed business is trading foreign exchange, gold and silver.

The Corporation has all substantial risks which have in the foreign exchange markets, the gold markets & the silver markets.

If the prediction markets of the Corporation will be wrong, the part or whole fund in trading account will be lost. If the situations will be serious, loses will exceed all fund in the trading account.

If any stop lose orders will be closed position, the part fund in the trading account will be lost.

The overweight operations for trading foreign exchange, gold and or silver, the lost will be serious, even the lose can exceed the all fund in trading account. If more than 10% fund in trading account is used to trade foreign exchange, gold and or silver, the risk is higher.

For reducing the risks, the Corporation will use no more than 50:1 leverage to trade foreign exchange, gold and silver. The using leverage for trading foreign exchange, gold and silver mean that the risks will be higher.

Risk Factors for Purposes Other Than Trading

1. Our Lack of an Operating History

The managements of the Corporation lack the management's experience in running a public corporation. We advise the investors who want to invest the Corporation should pay attention for it.

2. Our Lack of Profitable Operations in Recent Periods

The Corporation started to run its business since October 6, 2014, and started to test trading foreign exchange since November 17, 2014.

The Corporation didn't have last fiscal year. The Corporation has part period operation in the fourth quarter 2014, so the Corporation lack its profitable operation in recent periods.

3. Our financial position

As of December 31, 2014, the total assets of the Corporation were $34,6222, the cash and cash equivalents of the Corporation were $18,190, so the Corporation lacks capital for running its business.

As of December 31, 2014, the Corporation didn't have any liabilities.

4. Other

If a broker company, which the Corporation wills choice for trading foreign exchange, gold and or silver, will go bankrupt, the corporation will make a significant lose.

Ratio of Earnings to Fixed Charges

The Corporation didn't issued debt securities, so there isn,t the ratio of earnings to fixed charges.

Use of Proceeds

1. The following table sets forth the use of the proceeds from this offering:

Sold Amount
%
Total Proceeds	$38,000
100%
Less: Offering Expenses
Commission & Finders Fees	$0
Legal & Accounting	$0
Auditinging	$0
Copying & Advertising	$0
NYS Registering Fee	$309
SEC Fees	$300
Net Proceeds from Offering	$37,391
Use of Net Proceeds
Working Capital	$20,788
Buying Internet Software	$89
Buy Check Book	$23
Made Steel Seal	$44
UPS Fee	$15
Reiceivable	$16,432
Total Use of Net Proceeds	$37,391
100%

1. We intend to reserve a significant portion of our proceeds as working capital. All the working capital will be used one purpose. We will use all the working capital to trading foreign exchange, gold, silver and or small part securities.

Now, the Corporation is using its 100% working capital to trading foreign exchange.

In the future, the Corporation plan to use 70% working capital for trading foreign exchange, and use 15% working capital for trading gold, and use 15% working capital for trading silver.

2. If substantially less than the maximum proceeds are obtained, the priorities order that the proceeds will be used to pay:

(1). The NYS Registering Fee and the Prepaid SEC Fees;
(2). Office supplements;
(3). Legal & Accounting;
(4). Working Capital;
(5). Copying & Advertising

As of January 20, 2015, the auditing fee wasn't paid. The auditing fee will be paid by stages.

3. The Persons that will be Offering the Securities:

20,000,000 Class A common shares will be sold to Mr. Jie Du. All these securities are paid by Lansdale Inc, the Corporation don't need pay any compensation for selling the securities. These securities will be effective after the registered statement will be effective. Mr. Jie Du is the president assistant of the Corporation and the president assistant of Lansdale Inc.

4. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering.

5. There isn't material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering.

6. There isn't any material part of the proceeds is to be used to discharge indebtedness.

7. There isn't any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business.

8. There isn't any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise.

9. The Corporation isn't having or won't anticipates having within the next 12 months any cash flow or liquidity problems.

The Corporation isn't having or won't anticipates having within the next 12 months any items in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the corporation to make payments.

The Corporation isn't having or won't anticipates having within the next 12 months a significant amount of the Company's trade payables have not been paid within the stated trade term.

10. Proceeds from this offering will satisfy the corporation's cash requirements for the next 12 months.

The corporation won't be necessary to raise additional funds for the next 12 months, unless the corporation will raise it funds for the purpose which the corporation will want to expand its business.

11. The Corporation may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated

Determination of Offering Price

The securities offered are class A common stock, the following factors may be relevant to the price at which the securities are being offered.

1. The Corporation started to run its business since October 6, 2014, and started to test trading foreign exchange since November 17, 2014, so it hasn't its last fiscal years.

2. As of December 31, 2014, the Corporation's profit (lose) was ($598), the Corporation couldn't show offering price as a multiple of earnings, didn't adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price.

3. Net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

The net tangible book value (If deficit, show in parenthesis) of the Corporation is $34,622 (about $0.0001 per share)

The net tangible book value per share is similar with this offering price per share.

4. 340,000,000 Class A common shares of Lemont Inc are sold to Lansdale Inc, the price is $0.0001. These securities will be effective after the registered statement will be effective. Now, Mr. Wanjun Xie was the president of the Corporation, Ms. Liuyan Li was director of the Corporation, at same time, Mr. Wanjun Xie was the president of Lansdale Inc, Ms. Liuyan Li was director of Lansdale Inc. The sold for cash.

20,000,000 Class A common shares are sold to Mr. Jie Du, the price is $0.0001. All these securities are paid by Lansdale Inc. These securities will be effective after the registered statement will be effective. Now, Mr. Jie Du was the president assitant of the Corporation and Lansdale Inc. The sold for cash.

5. The Corporation didn't have any options, warrants or rights and conversions of any convertible securities offered.

6. Post-offering value is management implicitly attributing to the entire Corporation by establishing the price per security set forth on the cover page. Post-offering value is $37,6391

These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be $0. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be $18,190.

7. When there was no established public trading market, the Class A common shares of the Corporation was being registered at New York State. There wasn't a gap between the offering price and the market price,

Dilution

1. The dilution (a loss in value per share due to share issuance) won't take place upon the shares distribution.

2. The net tangible book value per share before the distribution will be $0.0001, and the net tangible book value per share after the distribution will be $0.0001.

3. There isn't the increase in such net tangible book value per share attributable to the cash paid by purchasers of the shares being offered.

4. The amount of the immediate dilution to be suffered by the purchasers will be $0.

Selling Security Holders

There aren't securities that will be offered by the selling security holder on this registration statement.

Plan of Distribution

1. There are 380,000,000 Class A common shares of the Corporation were issued or will be issued.

2. 340,000,000 Class A common shares of Lemont Inc are sold to Lansdale Inc, the price is $0.0001. These securities will be effective after the registered statement will be effective. Now, Mr. Wanjun Xie was the president of Lansdale Inc, and owned 40% shares of Lansdale Inc; Ms. Liuyan Li was director of Lansdale Inc, and owned 60% shares of Lansdale Inc. The sold for cash.

20,000,000 Class A common shares are sold to Mr. Jie Du, the price is $0.0001. All these securities are paid by Lansdale Inc. These securities will be effective after the registered statement will be effective. Now, Mr. Jie Du was the president assitant of the Corporation and Lansdale Inc. The sold for cash.

3. The Corporation won't have any other types of underwriting, such as interest or dividend reinvestment plans that will be involved. The Corporation won't have any plans for non-cash outlays such as acquisition, reorganization, readjustment or succession.

5. 2,000,000 Class A common shares is our initial public offering. All these shares will sale in NASDAQ OTC markets and any other exchanges.

The registered securities aren't to be offered in connection with the writing of call options traded (or to be traded) on an exchange.

6. Any underwriter won't place a member on the Corporation's board of directors. There isn't having any indemnifications of underwriters.

7.The Corporation won't have any finders (persons or entities who connect two parties for a fee). The Corporation won't have any principal underwriter that intends to sell to any accounts over which it exercises discretionary authority.

8. There aren't any underwriters or any selling group members intend to engage in passive market making. There aren't have any transaction that the underwriter intends to conduct or has conducted during or before the offering that stabilizes, maintains, or otherwise affects the market price of the offered securities.

9. The Corporation didn't issue any warrant and rights offerings.

The Underwriters' Compensation and the offering Expenses

This is the table that sets out the nature of the underwriters' compensation and the amount of discounts and commissions to be paid to the underwriter for each security and in total.

	Paid by Corporation	Paid by Selling Shareholders
Underwriters' Compensation
The Amount of the Discounts	$0	$0
The Amount of the Commissions	$0	$0
Total	$0	$0

Description of Securities to be Registered

1. The securities being offered hereby are Class A Common Share

2. These securities have cumulative voting rights.

3. The securities aren't convertible.

4. The securities aren't notes or other types of debt securities.

5. The securities aren't Preference or Preferred stock.

6. The securities are capital stock, so the Corporation can't pay dividends, if the Corporation would not be able to pay its debts as they become due in the usual course of business, or if the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed.

7. Current amount of assets available for payment of dividends if deficit must be first made up: $18,190 (deficit: $0).

Interests of Named Experts and Counsel

The Corporation doesn't have any experts and counsel to prepare the registration statement, or assist to issue the securities, so there aren't the Interests of Named Experts and Counsel.

Description of Business

1. Exact corporate name: Lemont Inc

2. State and date of incorporation: State: New York Date: 08/15/2014

3. Street address of principal office: 135-50 Roosevelt Ave., 308, Flushing, NY11354

4. Now, the Corporation opens the trading accounts in some foreign exchange, gold and silver brokerage companies, and trade foreign exchange, gold, and or silver by its trading account, to invest in foreign exchange or currency markets.

5. In the future, the Corporation will open the trading accounts in some foreign exchange, gold and silver brokerage companies, and trade foreign exchange, gold, and or silver by its trading account, to invest in foreign exchange or currency markets.

6. The corporation's investment strategy for the foreign exchange, gold and silver investment is short term hold and trade, and tries to reduce any investment and trading risk.

7. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for foreign exchange, gold and silver.

Now, the Corporation is using its 100% working capital to trading foreign exchange.

In the future, the Corporation plan to use 70% working capital for trading foreign exchange, and use 15% working capital for trading gold, and use 15% working capital for trading silver.

8. The Corporation won't use any trading advisors.

9. The managements of the Corporation has more than 24 years management prior experience related to the company's business, but the managements of the Corporation lack the management's experience in running a public corporation.

10. The Corporation has amended its business. The Corporation don't and won't hold and trade any securities, so the Corporation won't need to register as a broker-dealer and/or investment company.

11. The Corporation will file an exempt notice as a commodity pool operator (CPO) in NFA, at same time, the Corporation will register as a commodity pool operator (CPO) in NFA.

Description of Property

1. The Corporation doesn't have lands and buildings, such as plants, mines, oil, and gas.

2. The Corporation didn't purchase any real estate, equipments and patents. The Corporation didn't lease any real estate. The Corporation won't intents to acquire any real estate in the immediate future.

3. China Democracy Party Fundation (CDPF) will agree that the Corporation will free to use office, office equipments and office supplement within three years since Aug.15, 2014. Return conditions: Wanjun Xie, who is the president of the Corporation, will donate his some proceed from the Corporation to CDPF, but the orporation won't return anything to CDPF.

Legal Proceedings

The Corporation didn't have any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Corporation's business, financial condition, or operations, including any litigation or action involving the Corporation's officers, directors or other key personnel.

Market for Common Equity and Related stockholder Matters

1. Now, the Common Shares of the Corporation didn't trading in any exchange markets, and the Corporation didn't get a share's "Symbol". So the Corporation doesn't have a record for its common market price.

2. The Corporation doesn't have a dividend history. We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be made by our board of directors.

3. Record owners of 5 percent or more of any class of the equity securities of the Corporation:

Lansdale Inc own 90% shares of the Corporation directly.
Mr. Jie Du own 5% shares of the Corporation directly.

4. Beneficial owners of 5 percent or more of any class of the equity securities of the Corporation:

Wanjun Xie own indirectly 36% shares of the Corporation by Lansdale Inc.
Liuyan Li own indirectly 54% shares of the Corporation by Lansdale Inc.
Mr. Jie Du own directly 5% shares of the Corporation.

Financial Statement

The Situations for Unaudited the Financial Statement are Reported to U.S Securities & Exchange Commissions

1. The Corporation will amend the end date of its fiscal year. The new end date of its fiscal year will be September 30.

2. The Corporation started to run its business since October 6, 2014, and started to trading foreign exchange since November 11, 2014.

3. As of September 30, 2014, the Corporation didn't run any business, so the Corporation didn't have any financial statement which could be audited.

4. Within the statement, the Corporation can provide its financial statement which the period was from October 6, 2014 to December 31, 2014, it was deeming as a quarter's financial statement. The Quarter's financial statement doesn't need to be audited.

5. As September 30, 2015, after the first fiscal of the Corporation will end, the Corporation will audit its first fiscal year's financial statement, and the period of its first fiscal year's financial statement will cover the period since starting to run its business to the end of its first fiscal year.

6. If the Corporation audits its financial statement as of December 31, 2014, the auditing fee will use more than 50% assets (excluding receivable) of the Corporation. The Corporation can't afford the auditing fee.

7. The Corporation has reported the situation for unaudited the financial statement to U.S Securities & Exchange Commissions in written form. Please see the exhibits 4 in page 26 in the statement.

Lemont Inc
Condensed Balance Sheets
(Unaudited)

December 31, 2014
Assets
Current assets
Cash and cash equivalents	$18,190
Marketable securities	$0
Accounts receivable, net	$16,432
Prepaid expenses and other current assets	$0
Total current assets	$34,622
Property and equipment, net	$0
Intangible assets, net	$0
Goodwill	$0
Other assets	$0
Total assets	$34,622

Liabilities and stockholders' equity
Current liabilities:	$0
Accounts payable	$0
Accrued expenses and other current liabilities	$0
Deferred revenue and deposits	$0
Current portion of capital lease obligations	$0
Total current liabilities	$0
Capital lease obligations, less current portion	$0
Other liabilities	$0
Total liabilities	$0
Stockholders' equity
Common stock, $0.0001 par value; 380,000,000 Class A shares authorized, 360,000,000 shares issued as of October 20, 2014.	-
Additional paid-in capital	$36,000
Accumulated other comprehensive (loss) income	$0
Retained earnings	($598)
Corporation's register	$609
Office expenditure	$171
Total liabilities and stockholders' equity	$34,622
See Accompanying Notes to Condensed Consolidated Financial Statements. 10 Back to Table of Contents

Lemont Inc Condensed Statement of Income (Unaudited)
Ended December 31, 2014 (From October 6, 2014 to December 31, 2014)
Revenue	$229
Costs and expenses:
Cost of revenue	$47
Research and development	$0
Marketing and sales	$0
General and administrative	$0
Corporation register's expenditure	$609
Office Expenditure	$171
Bank Fees	$0
Total costs and expenses	$827
Income from operations	($38)
Interest and other income/(expense), net	$267
Income before provision for income taxes	($598)
Provision for income taxes	$0
Net income	($598)
Less: Net income attributable to participating securities	$0
Net income attributable to Class A common stockholders	($598)
Earnings per share attributable to Class A common stockholders:
Basic	($0.000002)
Diluted	($0.000002)
Weighted average shares used to compute earnings per share attributable to Class A common stockholders:
Basic	($0.000002)
Diluted	($0.000002)
Share-based compensation expense included in costs and expenses:
Cost of revenue	$0
Research and development	$0
Marketing and sales	$0
General and administrative	$0
Total share-based compensation expense	$0
See Accompanying Notes to Condensed Consolidated Financial Statements.
Lemont Inc Statements of Stockholders' Equity (Unaudited)
	Class A Common Stock (Shares)	Class A Common Stock (Par Value)	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Total Stockholders' Equity
Issuance of common stock, net of issuance costs	-	-	-	-	-	-
Issuance of common stock for cash upon exercise of stock options	-	-	-	-	-	-
Issuance of common stock to nonemployees for past services	-	-	-	-	-	-
Exercise of preferred stock warrants	-	-	-	-	-	-
Conversion of Series B & C preferred stock to common stock	-	-	-	-	-	-
Share-based compensation, related to employee share-based awards	-	-	-	-	-	-
Tax benefit from share-based award activity	-	-	-	-	-	-
Net income	-	-	-	-	-	-
Balances at December 31, 2014	360,000,000	$0.0001	$36,000	($598)	-	$34,622
See Accompanying Notes to Condensed Consolidated Financial Statements. 11 Back to Table of Contents
Lemont Inc Condensed Statements of Cash Flows (Unaudited)
Ended December 31, 2014 (From October 6, 2014 to January 20, 2015)
Cash flows from operating activities
Net income	($598)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$0
Lease abandonment	$0
Share-based compensation	$0
Deferred income taxes	$0
Tax benefit from share-based award activity	$0
Excess tax benefit from share-based award activity	$0
Other	$0
Changes in assets and liabilities:
Accounts receivable	$19,432
Prepaid expenses and other current assets	$0
Other assets
Accounts payable	$0
Accrued expenses and other current liabilities	$0
Deferred revenue and deposits	$0
Other liabilities	$0
Net cash provided by operating activities	$18,834
Cash flows from investing activities
Purchases of property and equipment	$0
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	$0
Change in restricted cash and deposits	$0
Other investing activities, net	$0
Net cash provided by (used in) investing activities	$0
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	$0
Proceeds from exercise of stock options	$0
Repayment of long-term debt	$0
Principal payments on capital lease obligations	$0
Excess tax benefit from share-based award activity	$0
Net cash provided by (used in) financing activities	$0
Effect of exchange rate changes on cash and cash equivalents	-
Net increase in cash and cash equivalents	$18,190
Cash and cash equivalents at beginning of period	$0
Cash and cash equivalents at end of period	$18,190
Supplemental cash flow data
Cash paid during the period for:
Interest	$0
Income taxes	$0
Cash received during the period for:
Income taxes	$0
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$0
Property and equipment acquired under capital leases	$0
See Accompanying Notes to Condensed Consolidated Financial Statements. 12 Back to Table of Contents

Lemont Inc
Notes to Condensed Financial Statement
(Unaudited)

Note 1.Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

This is the first condensed consolidated financial statements of the the Corporation.

The corporation started to operation its business since October 6, 2014, and the Corporation started to test trading foreign exchange since November 17, 2014.

The Corporation has been in existence for less than one fiscal year, so the Corporation file an audited financial Statement as of January 20, 2015.

The condensed consolidated financial statements include the accounts of Lemont Inc. All intercompany balances and transactions have been eliminated.

The accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods.

Use of Estimates

Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the condensed consolidated financial statements and accompanying notes.

These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources.

We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances.

GAAP requires us to make estimates and judgments in several areas, including, but not limited to, those related to revenue recognition, collectability of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, and income taxes.

These estimates are based on management's knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Note 2. Acquisitions

The Corporation didn't have any acquisitions.

Note 3.Earnings per Share

Basic EPS is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of our Class A common stock outstanding, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted EPS, net income attributable to common stockholders for basic EPS is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

Diluted EPS attributable to common stockholders is computed by dividing the resulting net income attributable to common stockholders by the weighted-average number of fully diluted common shares outstanding. Basic and dilutive securities in our basic and diluted EPS calculation for from the October 6, 2014 to December 31, 2014.

Basic and diluted EPS are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

The numerators and denominators of the basic and diluted EPS computations for our Class A common stock were calculated as follows:
Ended December 31, 2014
Basic EPS:
Numerator
Net income	($598)
Less: Net income attributable to participating securities	$0
Net income attributable to common stockholders	($598)
Denominator
Weighted average shares outstanding	360,000,000
Less: Shares subject to repurchase	0
Number of shares used for basic EPS computation	360,000,000
Basic EPS	$0.000002
Diluted EPS:
Numerator
Net income attributable to common stockholders	($598)
Reallocation net income attributable to participating securities	$0
Net income attributable to common stockholders for diluted EPS	($598)
Denominator
Number of shares used for basic EPS computation	360,000,000
Weighted average effect of dilutive securities:
Number of shares used for diluted EPS computation	360,000,000
Diluted EPS	$0.000002
14 Back to Table of Contents Note 4. Cash, Cash Equivalents and Marketable Securities The following table sets forth the cash and cash equivalents:
December 31, 2014
Cash and cash equivalents:
Cash	$18,190
Cash equivalents	$0
Total cash and cash equivalents	$18,190
The Corporation didn't have any marketable securities.
Note 5.Property and Equipment Property and equipment consisted of the following:
December 31, 2014
Land	$0
Buildings	$0
Leasehold improvements	$0
Network equipment	$0
Computer software, office equipment and other	$0
Construction in progress	$0
Total	$0
Less: Accumulated depreciation	$0
Property and equipment, net	$0
Note 6. Goodwill and Intangible Assets The Corporation didn't have any Goodwill and Intangible Assets.
Note 7. Long-term Debt The Corporation didn't have any Long-term Debt.
Note 8. Commitments and Contingencies The Corporation didn't have any commitments and contingencies.

Note 9.Stockholders' Equity

As of December 31,2014,The Corporation issued 360,000,000 Class A common shares, the price is $0.0001. These securities will be effective after the registered statement will be effective.

As of December 31, 2014,the Corporation issued only Class A common share. The Corporation didn't issue any other type stocks, options and warrants. The Corporation didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activity.

Share-based Compensation Plans

The Corporation didn't have any share-based compensation plans, so it wasn't applicable!

Note 10. Income Taxes

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate, adjusted for discrete items arising in that quarter. In each quarter we update our estimate of the annual effective tax rate, and if our estimated annual tax rate changes, we make a cumulative adjustment in that quarter. Our quarterly tax provision, and our quarterly estimate of our annual effective tax rate, are subject to significant volatility due to several factors, including our ability to accurately predict our income (loss) before provision for income taxes in multiple jurisdictions, including the portions of our share-based compensation that will not generate tax benefits, and the effects of acquisitions and the integration of those acquisitions. In addition, our effective tax rate can be more or less volatile based on the amount of income before provision for income taxes.

We are subject to taxation in the United States and various other state jurisdictions. We are under examination by the Internal Revenue Service (IRS). We remain subject to possible examinations or are undergoing audits in various other jurisdictions that are not anticipated to be material to our financial statements.

Although the timing of the resolution, settlement, and closure of any audit is highly uncertain, it is reasonably possible that the balance of gross unrecognized tax benefits could significantly change in the next 12 months. However, given the number of years remaining that are subject to examination, we are unable to estimate the full range of possible adjustments to the balance of gross unrecognized tax benefits.

Selected Financial Data

The corporation started to operation its business since October 6, 2014, and the Corporation started to test trading foreign exchange since November 17, 2014, so the Corporation have its consolidated statements of income data for the years ended December 31, 2014, the period was from October 6, 2014 to December 31, 2014.

Year's Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Statements of Operations Data:
Revenue	$229
Costs and expenses:
Cost of revenue	$47
Marketing and sales	$0
Research and development	$0
General and administrative	$0
Corporation Registering	$609
Office Expenditure	$171
Total costs and expenses	$827
Income (loss) from operations	($38)
Interest and other income/(expense), net	$267
Other expense, net	$0
Income (loss) before provision for income taxes	($598)
Provision for income taxes	$0
Net income (loss)	($598)
Net income (loss) attributable to Class A common stockholders	($598)
Earnings (loss) per share attributable to Class A common stockholders:
Basic	($0.000002)
Diluted	($0.000002)

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$18,190
Working capital	$18,190
Property and equipment, net	$0
Acount receivable	$16,432
Total assets	$34,622
Total liabilities	$0
Total stockholders' equity	$34,622
The Corporation didn't have any Costs and expenses include share-based compensation expense in 2014.

Supplementary Financial Information

The Corporation didn't have any item which looks for changes caused by such events as: disposals of business segments; extraordinary, unusual or infrequently occurring items; and matters related to gas and oil.

Management's Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with the audited condensed consolidated financial statements of Lemont Inc., and the related notes included elsewhere in this statement. The historical consolidated financial data discussed below reflects the historical results and financial position of Lemont Inc. In addition, this discussion and analysis contains forward looking statements and involves numerous risks and uncertainties, including those described under "Cautionary Note Regarding Forward-Looking Statement" and "Risk Factors". Actual results may differ materially from those contained in any forward looking statements.

OVERVIEW

Industry Environment

The Corporation was trading foreign exchange, gold and or silver. The business was impacted by the countries' policies, at same time, the business was impacted by the market's anilysis and market's prediction of the Corporation. We tried to reduce the risk when we were trading foreign exchange.

Primary Sources of Revenues

The primary sources of revenues of the Corporation were trading income, interest and other incomes.

Primary Expenses

The primary expenses are the revenues cost, the office's expenses,the trading commissions and the corporation registering fee.

Components of Results of Operations

Revenue

Trading incoming:The primary incomes of the Corporation was trading the foreign exchange, gold and or silver.

Interest and other income:The part incomes of the Corporation was the interest for reicevable of Lansdale inc. In the future, Lansdale Inc will support Lemont Inc by grant fund, loan without interest or loan with low interest.

Cost of Revenue and Operating Expenses

Cost of revenue:The cost of revenue was the trading commissions and the rollover fees of the brokerage companies

Research and development:The Corporation didn't have any research and development expenses.

Marketing and sales:The Corporation didn't have any marketing and sales expenses.

General and administrative:The General and administrative was accountant service and legal service.

Corporation registering:Governmental registering fees.

Office expenditure:Office expenses.

17 Back to Table of Contents Results of Operations The following tables set forth our condensed consolidated statements of income data:
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Revenue	$229
Costs and expenses:
Cost of revenue	$47
Research and development	$0
Marketing and sales	$0
General and administrative	$0
Corporation Registering	$609
Office Expenditure	$171
Bank Fees	$0
Total costs and expenses	$827
Income from operations	($38)
Interest and other income/(expense), net	$267
Income before provision for income taxes	$229
Provision for income taxes	$0
Net income	($598)
The Corporation didn't have any Share-based compensation expense included in costs and expenses.
The following table set forth our condensed consolidated statements of income data (as a percentage of revenue):
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Revenue	100%
Costs and expenses:
Cost of revenue	21%
Research and development	0%
Marketing and sales	0%
General and administrative	0%
Corporation Registering	266%
Office Expenditure	75%
Total costs and expenses	-
Income from operations	-17%
Interest and other income/(expense), net	117%
Income before provision for income taxes	85%
Provision for income taxes	15%
Net income	100%
Revenue
Ended December 31 2015 From October 6, 2014 to December 31, 2014
Revenue:
Trading Income	($38)
Interest and other incomes	$267
Total revenue	$229
Cost of Revenue
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Cost of revenue	$47
Percentage of revenue	21%
Research and development
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Research and development	$0
Percentage of revenue	0
18 Back to Table of Contents Marketing and sales
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Marketing and sales	$0
Percentage of revenue	0%
General and administrative
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
General and administrative	0$
Percentage of revenue	0%
Interest and other income/(expense), net
Ended Decmber 31, 2015 From October 6, 2014 to December 31, 2014
Interest income/(expense), net	$267
Other income/(expense), net	$0
Interest and other income/(expense), net	$267
Provision for income taxes
Ended December 31, 2014 From October 6, 2014 to December 31, 2014
Provision for income taxes	$0
Effective tax rate	15%

Full Fiscal Years

The Corporation started to run its business since October 6, 2014, and the Corporation didn't have full fiscal years, so we can discuss the financial condition, changes in financial condition and results of operations of the Corporation.

Liquidity and Capital Resources

Our capital resources were from the investment of the shareholders.Our Capital Resources sources were our cash and cash generated from operations. Cash were $18,190 as of December 31, 2014.

Cash Provided by Operating Activities

$18,190 cash was invested in the foreign exchange trading as of December 31, 2014.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 30, 2014.

Contractual Obligations

The Corporation didn't have any contractual obligations.

Obligations or Liabilities

The Corporation didn't have any obligations or liabilities (including contingent obligations or liabilities).

Contingencies

The Corporation didn't have any continggencies.

Material Favorable Impact on Net Revenues or Income

In the future, Lansdale Inc will support Lemont Inc by grant fund or loan without interest, such increases are attributable to increases in assets of the Corporation, and increases the running business power of the Corporation, it will be good to raise the stock's prices.

Inflation and Other Changes in Prices

The inflation and other changes in prices didn't impact the Corporation's net revenues and income from continuing operations.

Plan of Operation and Milestones

We can't guarantee that the Corporation will gain profit when the Corporation are trading foreign exchange, gold and silver, but we believe that the Corporation will gain profit when the Corporation are trading foreign exchange, gold and silver. This is the basic that the Corporation will be growing up continually, and the stock's price of the Corporation will be raising continually.

The stock's price of the Corporation will be the milestones of the Corporation. The IPO price is per share $0.0001.

First Milestone

After the stock's price of the Corporation will be rising to per share $0.01, Lansdale Inc will sell small part shares of the Corporation or other corporation's stock which Lansdale Inc will hold, almost income of Lansdale Inc will be use to support Lemont Inc by grant fund or loan without interest, to increases the assets of the Corporation, and increases the running business power of the Corporation, to raise the stock's prices of the Corporation continually.

The anticipated beginning time is January, 2015, the anticipated completing time is about January, 2017. The important categories of expenditures are the working capital. The expected sources of such funding are supported by Lansdale Inc, and the income of Lemont Inc. The Corporation needs more time to meet each of the milestones if the Corporation cannot receive funding.

Second Milestone

After the stock's price of the Corporation will be rising to per share $1, the Corporation will recruits more attorneys, market advisors, managers and accountants, to build a strong back-up team, at same time, Lansdale Inc continue to support the Corporation by any ways, to increases the assets of the Corporation, and increases the running business power of the Corporation, to raise the stock's prices of the Corporation continually.

The anticipated beginning time is January, 2017, the anticipated completing time is about January, 2019. The important categories of expenditures are the working capital. The expected sources of such funding are supported by Lansdale Inc, and the income of Lemont Inc. The Corporation needs more time to meet the milestones if the Corporation cannot receive funding.

Third Milestone

After the stock's price of the Corporation will be rising to per share $5, the Corporation will apply to list in Nasdaq Small Cap Market, at same time, Lansdale Inc continue to support the Corporation by any ways, to increases the assets of the Corporation, and increases the running business power of the Corporation, to raise the stock's prices of the Corporation continually.

The anticipated beginning time is January, 2019, the anticipated completing time is about January, 2021. The important categories of expenditures are the working capital. The expected sources of such funding are supported by Lansdale Inc, and the income of Lemont Inc. The Corporation needs more time to meet the milestones if the Corporation cannot receive funding.

Fourth Milestone

After the stock's price of the Corporation will be rising to per share $10, the Corporation will apply to list in Nasdaq National Market, at same time, Lansdale Inc continue to support the Corporation by any ways, to increases the assets of the Corporation, and increases the running business power of the Corporation, to raise the stock's prices of the Corporation continually.

The anticipated beginning time is January, 2021, the anticipated completing time is about January, 2023. The important categories of expenditures are the working capital. The expected sources of such funding are supported by Lansdale Inc, and the income of Lemont Inc. The Corporation needs more time to meet the milestones if the Corporation cannot receive funding.

Fifth Milestone

After the stock's price of the Corporation will be rising to per share $20. Lansdale Inc will stop to support the Corporation; the Corporation will run its business by itself.

The anticipated beginning time is January, 2023, the anticipated completing time is about January, 2025. The important categories of expenditures are the working capital. The expected sources of such funding are supported by Lansdale Inc, and the income of Lemont Inc. The Corporation needs more time to meet the milestones if the Corporation cannot receive funding.

Changes in and Disagreements with Accountants on Accounting and financial Disclosure

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued guidance related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. generally accepted accounting principles (GAAP) when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective for us in the first quarter of 2017. We have not yet selected a transition method and we are currently evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures.

Critical Accounting Policies and Estimates

Our condensed consolidated financial statements are prepared in accordance with GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the assumptions and estimates associated with revenue recognition for Payments and other fees, income taxes and share-based compensation have the greatest potential impact on our condensed consolidated financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Quantitative and Qualitative Disclosures About Market Risk

As a result of our operating and financing activities, we are exposed to market risks such as interest rate risk, foreign currency exchange rate risk and credit risk. We have implemented policies and procedures designed to measure, manage, monitor and report risk exposures, which are regularly reviewed by the appropriate management and supervisory bodies.

The Corporation started to run its business since October 6, 2014, so the Corporation shall provide, in the register statement, quantitative information about market risk as of the end of December 31, 2014, and the period was from October 6, 2014 to December 31, 2014.

Interest Rate Risk

Our have exposure to market risk for changes in interest rates relating to our cash and cash equivalents, short-term and long-term investments, short-term and long-term restricted cash and investments, and indebtedness.

As of December 31, 2014, our cash and cash equivalents were $18,190, short-term investments were $0, long-term investments were $0, short-term restricted cash and investments were $0, long-term restricted cash and investments were $0, and indebtedness were $0. All these investments are denominated in U.S. dollars. The changes in interest rates don't impact the earnings of the Corporation.

A hypothetical decrease in long-term interest rates to zero basis points would not impact annual pre-tax earnings as of December 31, 2014, assuming no change in the amount or composition of our cash and cash equivalents, short-term and long-term investments and short-term and long-term restricted cash and investments.

As of December 31, 2014, we had $0 in outstanding debt. A hypothetical 100 basis point increase in long-term interest rates would not impact annual pre-tax earnings as of December 31, 2014, assuming no change in the volume or composition of our outstanding indebtedness and no hedging activity.

Foreign Currency Exchange Rate Risk

1. Market Risk for Trading Purpose

As of December 31, 2014, the business of the Corporation was only trading foreign exchange, so the Corporation shall provide, in the register statement, quantitative information about market risk of the trading foreign exchange.

The Corporation is trading foreign exchange, so the Corporation has the foreign currency exchange rate sensitivity. The foreign currency exchange rate sensitivity is one of the significant market risks of the Corporation's business. If the countries' policies are changed, make the currencies more than 10% appreciation or 10% depreciation suddenly and substantially, the trading for foreign exchange of the Corporation will be lost, this situations are the significant market risk.

Example for: In December, 2014, Japan government changed their country's economic policies, and make Japan Dollar depreciation suddenly and substantially. In January, 2015, Swiss government changed their country's economic policies, and make Swiss Francs appreciation suddenly and substantially.

As of December 31, 2014, foreign currency exchange rate risk is a significant risk to impact the trading of the Corporation. The important currency is US Dollar/Japan Dollar and US Dollar/Swiss Francs.

2. Market Risk for Other Than Trading Purpose

As an U.S. business, we aren't subject to foreign currency exchange rate risk.

Credit Risk

We are exposed to credit risk in our operations in the event of a brokerages default. We limit our exposure to credit risk by rigorously selecting the brokerages with which we make our trading.

An ongoing review is performed to evaluate changes in the status of brokerages. In addition to the intrinsic creditworthiness of brokerages, our policies require diversification of brokerages so as to avoid a concentration of risk.

For a summary of the risks associated with this investment activity and how these risks are mitigated, see "Risk Factors" in the registered statement.

Impact of Inflation

We have not been adversely affected by inflation when we are trading foreign exchange, gold and or silver. In the event of inflation, we believe that we will be able to pass on any price increases to our business, as the prices that we charge are not governed by long-term contracts.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this statement, an evaluation was carried out by our management, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that these disclosure controls and procedures were effective as of the end of the period covered by this statement.

Changes in Internal Controls over Financial Reporting and Statement

There were no changes in our internal controls over financial reporting and statement that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting and statement. As a result, no corrective actions were taken.

Directors, Executive Officers, Promoters and Control Persons

Mr. Wanjun Xie will charge all managing affairs, operation affairs and financial affairs.

An Accountant Service Agency will assist part of the Corporation's financial management affairs and all reporting Taxes affairs.

Number of Directors: two. Director name: Ms. Liuyan Li and Mr. Wanjun Xie

Mr. Wanjun Xie is the promoter and control person.

Name: Wanjun Xie
Title: President
Age: 48
Office Street Address: 135-50 Roosevelt Ave., 308, Flushing, NY11354
Telephone No.: (646) 508-6285

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: president
Start date of position held: May, 2001
Job responsibilities: charge all affairs.

Education:
Degrees: bachelor
Schools: Beijing Agriculture Engineer University (in China)
Date: 09/1987-06/1991

Name: Liuyan Li
Title: director
Age: 49
Office Street Address: 135-50 Roosevelt Ave., 308, Flushing, NY11354
Telephone No.: (718) 813-3322

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: secretary
Start date of position held: Jun., 2006
Job responsibilities: charge all administration affairs.

Education:
Degrees: bachelor
Schools: Guangxi Normal University (in China)
Date: 09/1987-06/1991

Now,Wanjun Xie and Liuyan Li continue to charge all affairs of China Democracy Party Foundation, but they are volunteers to work for China Democracy Party Foundation. Now, Wanjun Xie is self-employed,Liuyan Li is self-employed.

Principal Business of China Democracy Party Foundation (CDPF)

CDPF is a not-for-profit organization in U.S.A. CDPF is trying to work for democracy, freedom, fairness and justice in China. CDPF is trying to bring the value view and the politic system of U.S.A . to China. CDPF is trying to build a multi-party political system in China in the future.

Executive Compensation

The Corporation is a small corporation, so the Coporation doesn't have any executive compensation.

We confirm that there has been no compensation awarded to, earned by, or paid to any named executive officers or directors for the periods covered in the financial statements included in the amended filing.

Security Ownership of Certain Beneficial Owners and management

This is the beneficial owner of more than five percent of any class of the Corporation's voting securities.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Shares	Liuyan Li (Notefoot 1)	204,000,000	54%
Class A Common Shares	Wanjun Xie (Notefoot 2)	136,000,000	36%
Class A Common Shares	Jie Du	20,000,000	5%
Class A Common Shares	(Notefoot 3)	20,000,000	5%

Name: Lansdale Inc
Business address: 135-50 Roosevelt Ave., 308, Flushing, NY11354

Name: Wanjun Xie
Business address: 135-50 Roosevelt Ave., 308, Flushing, NY11354
Residential address: 61-12 228th St., 1 Fl, Bayside, NY11364

Name: Liuyan Li
Business address: 135-50 Roosevelt Ave., 308, Flushing, NY11354
Residential address: 61-12 228th St., 1 Fl, Bayside, NY11364

Name: Jie Du
Business address:135-50 Roosevelt Ave., 308, Flushing, NY11354
Residential address:40 Prospect Street Ave., Apt 5, Waltham, MA02453

Notefoot

Notefoot 1: Liuyan Li has the right to acquire indirectly 204,000,000 Class A common shares by Lansdale Inc, and became a beneficial ownership. These securities will be effective after the registered statement will be effective.

Notefoot 2: Wanjun Xie has the right to acquire indirectly 136,000,000 Class A common shares by Lansdale Inc, and became a beneficial ownership. These securities will be effective after the registered statement will be effective.

Notefoot 3: 20,000,000 Class A common shares are unissued.

Notefoot 4: As of the statement amendment filing date, the Corporation doesn't have any other class securities.

Certain Relationships and Related Transations

1. 360,000,000 Class A common shares of Lemont Inc are sold to Lansdale Inc, the price was $0.0001. The securities will be effective after the registered statement will be effective. Now, Mr. Wanjun Xie was the president of the Corporation; Ms. Liuyan Li was director of the Corporation. At same time, Mr. Wanjun Xie was the president of Lansdale Inc, and owned 40% shares of Lansdale Inc; Ms. Liuyan Li was a director of Lansdale Inc, and owned 60% shares of Lansdale Inc. The sold for cash.

2. 20,000,000 Class A common shares of Lemont Inc are sold to Mr. Jie Du,the price was $0.0001. The securities will be effective after the registered statement will be effective. Now, Mr. Jie Du was the president assistant of the Corporation and the president assistant of Lansdale Inc.

3. As Dec. 12, 2014, Lansdale Inc have paid about 54% of its investment to Lemont Inc by cash. All receivable shloud be paid within two years, and pay a interest monthly, the years' interest ratio is 6%. Mr. Wanjun Xie was the president of the Corporation; Ms. Liuyan Li was a director of the Corporation. At same time, Mr. Wanjun Xie was the president of Lansdale Inc, and owned 40% shares of Lansdale Inc; Ms. Liuyan Li was director of Lansdale Inc, and owned 60% shares of Lansdale Inc.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

This is the table that sets out the nature of all offering expenses.

Offering Expenses
SEC Fees	$300
Federal Taxes	$0
State Taxes and Fees	$309
Trustees Fees	$0
Transfer Agents Fees	$0
Legal Fees	$0
Accounting Fees	$0
Engineering Fees	$0
Total	$609

Indemnification of Directors and Officers

State the general effect of any statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Recent Sales of Unregistered Securities

None.

Exhibits and Financial Statement Schedules

Exhibits Index

1. Articles of corporation

2. Subscription Letter of Lansdale Inc

3. Promise Letter of Lansdale Inc

4. The Situations for Unaudited the Financial Statement are Reported to U.S Securities & Exchange Commissions

Undertakings

(a) Rule 415 Offering. 1 Include the following if the securities are registered pursuant to Rule 415 under the Securities Act (230.415 of this chapter):

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 ( 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Warrants and rights offerings. Include the following, with appropriate modifications to suit the particular case, if the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public:

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Competitive bids. Include the following, with appropriate modifications to suit the particular case, if the securities to be registered are to be offered at competitive bidding:

The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e) Incorporated annual and quarterly reports. Include the following if the registration statement specifically incorporates by reference (other than by indirect incorporation by reference through a Form 10-K (249.310 of this chapter) report) in the prospectus all or any part of the annual report to security holders meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act (240.14a-3 or 240.14c-3 of this chapter):

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) Equity offerings of nonreporting registrants. Include the following if equity securities of a registrant that prior to the offering had no obligation to file reports with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act are being registered for sale in an underwritten offering:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) Registration on Form S-4 or F-4 of securities offered for resale. Include the following if the securities are being registered on Form S-4 or F-4 (239.25, or 34 of this chapter) in connection with a transaction specified in paragraph (a) of Rule 145 (230.145 of this chapter).

(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act (230.461 of this chapter), if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462 (e) or (f) under the Securities Act ( 230.462 (e) or (f) of this chapter), or if the registration statement is filed on Form S-8, and:

(1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

(2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

(3) The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933 (230.430A of this chapter):

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) Qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings. Include the following if the registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be issued, offered, or sold on a delayed basis by or on behalf of the registrant:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k) Filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement pursuant to Item 1100(c) of Regulation AB (229.1100(c)):

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(l) Filings regarding asset-backed securities that provide certain information through an Internet Web site. Include the following if the registration statement is to provide information required by Item 1105 of Regulation AB (229.1105) through an Internet Web site in accordance with Rule 312 of Regulation S-T (232.312 of this chapter):

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on January 26, 2015.

Registrant: Lemont Inc

/S/ Wanjun Xie
President
(Chief Executive Officer)
Date:January 26, 2015

/S/ Wanjun Xie
President
(Principal Financial Officer)
Date:January 26, 2015

/S/ Wanjun Xie
President
(Principal Accounting Officer)
Date:January 26, 2015